Exhibit 99.1

AGTC Announces Proposed Public Offering of Common Stock

GAINESVILLE, Fla., and CAMBRIDGE, Mass., March 21, 2022 — Applied Genetic Technologies Corporation (Nasdaq: AGTC), a clinical-stage biotechnology company focused on the development and commercialization of adeno-associated virus (AAV)-based gene therapies for the treatment of rare and debilitating diseases with an initial focus on inherited retinal diseases (IRDs), today announced that it has commenced an underwritten public offering of its common stock. All of the shares in the proposed offering are being sold by AGTC. In addition, AGTC expects to grant to the underwriter a 30-day option to purchase up to an additional 15% of shares of the common stock sold in the public offering. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering.

AGTC intends to use the net proceeds from this offering, together with other available funds, to fund its ongoing Skyline and Vista clinical trials in its X-linked retinitis pigmentosa (XLRP) program and its ongoing Phase 1/2 clinical trials in its Achromatopsia (ACHM) program, its preclinical development programs and for working capital and other general corporate purposes.

A registration statement relating to the shares of common stock being offered has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement relating to the offering has also been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 4th floor, New York, NY 10022; Email: prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding AGTC’s proposed offering of securities, that involve a number of risks and uncertainties. Statements that are not historical facts are based on AGTC’s current expectations, beliefs and assumptions regarding the market for its common stock. There can be no assurance regarding the completion, timing or size of the proposed offering. Important factors that could cause actual outcomes to differ materially from those indicated by these forward-looking statements include risks and uncertainties related to market conditions, the satisfaction of customary closing conditions related to the proposed public offering and other factors described in AGTC’s most recent Annual Report on Form 10-K for the year ended June 30, 2021, subsequent quarterly reports on Form 10-Q and the preliminary prospectus supplement. AGTC cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and AGTC undertakes no obligations to update or revise these statements, except as may be required by law.

About AGTC

AGTC is a clinical-stage biotechnology company developing genetic therapies for people with rare and debilitating ophthalmic, otologic and central nervous system (CNS) diseases. AGTC is designing and constructing critical gene therapy elements and bringing them together to develop customized therapies with the potential to address unmet patient needs. AGTC’s most advanced clinical programs in X-linked retinitis pigmentosa (XLRP) and achromatopsia (ACHM CNGB3) leverage its technology platform to potentially improve vision for patients with inherited retinal diseases. Its preclinical programs build on the Company’s AAV manufacturing technology and scientific expertise. AGTC is advancing multiple pipeline candidates to address substantial unmet clinical need in optogenetics, otology and CNS disorders, and has entered into strategic collaborations with companies including Bionic Sight, an innovator in the emerging field of optogenetics and retinal coding and Otonomy, Inc., a biopharmaceutical company dedicated to the development of innovative therapeutics for neurotology.

IR CONTACT:

David Carey

Lazar FINN Partners

T: (212) 867-1768

david.carey@finnpartners.com

Corporate Contacts:

Jonathan Lieber

Chief Financial Officer

Applied Genetic Technologies Corporation

T: (617) 843-5778

jlieber@agtc.com